EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated January 30, 2004 except for Note 16, as to which the date is February 19, 2004, accompanying the consolidated financial statements included in the Annual Report of Coastal Banking Company, Inc. on Form 10-KSB for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statement of Coastal Banking Company, Inc. on Form S-8.

/s/ Elliott Davis, LLC

Elliott Davis, LLC
Greenville, South Carolina
February 17, 2005